As filed with the Securities and Exchange Commission on June 19, 2003
                              Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT Under The
                             Securities Act of 1933


                            DARDEN RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

             Florida                                          59-3305930
   (State or other jurisdiction                            (I.R.S. employer
of incorporation or organization)                         identification no.)

                             5900 Lake Ellenor Drive
                             Orlando, Florida 32809
               (Address of principal executive offices) (Zip code)


               Darden Restaurants, Inc. 2002 Stock Incentive Plan
                            (Full title of the plan)


                              Paula J. Shives, Esq.
                             Senior Vice President,
                          General Counsel and Secretary
                            Darden Restaurants, Inc.
                             5900 Lake Ellenor Drive
                             Orlando, Florida 32809
                                 (407) 245-4000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

       ------------------------- -------------------- ---------------------- -------------------- -------------------
                                                        Proposed maximum      Proposed maximum
                                                       offering price per    aggregate offering
        Title of securities to      Amount to be      share or stock option         price             Amount of
            be registered          Registered (1)                                                  registration fee
       ------------------------- -------------------- ---------------------- -------------------- -------------------
       ------------------------- -------------------- ---------------------- -------------------- -------------------
       Common Stock, without
       par value(2)               8,550,000 shares          $19.12(3)          $163,476,000(3)         $13,226
       ------------------------- -------------------- ---------------------- -------------------- -------------------
       ------------------------- -------------------- ---------------------- -------------------- -------------------
       Stock Options (4)                 (4)                   (4)                   (4)                 (4)
       ------------------------- -------------------- ---------------------- -------------------- -------------------


(1) The number being registered is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Includes rights to purchase units of Series A Participating Cumulative Preferred Stock, which rights are attached to and trade with the common stock.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c ) and (h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the common stock traded on the New York Stock Exchange as reported in the consolidated reporting system on June 13, 2003.

(4) Certain stock options offered under the 2002 Stock Incentive Plan may be purchased by participants in the Plan. The shares of common stock to be issued upon the exercise of such options are included in the shares of common stock registered pursuant to this registration statement.


                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents that we have filed with the Securities and Exchange Commission are incorporated by reference in this registration statement:

     (a)  our annual report on Form 10-K for the fiscal year ended May 26, 2002;

     (b) our quarterly reports on Form 10-Q for the fiscal quarters ended August 25, 2002, November 24, 2002 and February 23, 2003;

     (c) our current reports on Form 8-K dated June 20, 2002, September 18, 2002, October 29, 2002, December 17, 2002, December 19, 2002, February 18, 2003, March 20, 2003 and April 29, 2003; and

     (d) the description of our common stock and preferred stock purchase rights contained in any registration statement or report filed by us under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Douglas E. Wentz, who has given an opinion of counsel with respect to the securities to which the registration statement relates, is an employee and officer (Senior Associate General Counsel and Assistant Secretary) of Darden. Mr. Wentz is a participant in the Plan. As of June 17, 2003, Mr. Wentz held 1,173 shares of Darden common stock, including 423 shares of restricted stock, and options to purchase 24,500 shares of Darden common stock.

Item 6.  Indemnification of Directors and Officers.

     Florida law contains provisions permitting and, in some situations, requiring Florida corporations to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation in those capacities. Our articles of incorporation and bylaws contain provisions requiring us to indemnify our directors and officers to the fullest extent permitted by law. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advancement and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding. Our articles of incorporation also provide that if Florida law is amended to further eliminate or limit the liability of directors, then the liability of our directors shall be eliminated or limited, without further shareholder action, to the fullest extent permissible under Florida law as so amended.

     In addition, our articles of incorporation and bylaws authorize us to purchase insurance for our directors and officers insuring them against certain risks as to which we may be unable lawfully to indemnify them. We maintain such insurance coverage for our officers and directors as well as insurance coverage to reimburse Darden for potential costs of our corporate indemnification of officers and directors.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

     4.1 Articles of Incorporation (incorporated herein by reference to Exhibit 3(a) to our registration statement on Form 10 effective May 5, 1995).

     4.2 Bylaws (incorporated by reference to Exhibit 3(b) to our registration statement on Form 10 effective May 5, 1995).

     4.3 Rights Agreement dated as of May 28, 1995, as amended May 23, 1996, between Darden and Wells Fargo Bank Minnesota, National Association (formerly Norwest Bank Minnesota, N.A.) as amended May 23, 1996, assigned to Wachovia Bank, National Association (formerly known as First Union National Bank) as Rights Agent, as of September 29, 1997 (incorporated by reference to Exhibit 4(a) to our annual report on Form 10-K for the fiscal year ended May 31, 1998).

     4.4 Indenture dated as of January 1, 1996, between Darden and Wells Fargo Bank Minnesota, National Association (formerly Norwest Bank Minnesota, N.A.), as trustee (incorporated by reference to our current report on Form 8-K filed on February 9, 1996).

     4.5 Darden Restaurants, Inc. 2002 Stock Incentive Plan (incorporated by reference to Exhibit 10(a) in our quarterly report on Form 10-Q for the quarter ended February 23, 2003).

     5.1  Opinion of Counsel.

     23.1 Consent of Counsel (included in Exhibit 5.1).

     23.2 Consent of KPMG LLP.

     24.1 Power of Attorney.

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Orlando, State of Florida, as of the 19th day of June, 2003.


                               DARDEN RESTAURANTS, INC.



                           By: /s/ Paula J. Shives
                               ------------------------------------------------
                               Paula J. Shives,
                               Attorney-in-fact for:
                               Joe R. Lee
                               Chairman of the Board and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the 19th day of June, 2003.

                    Signature                                Title
-------------------------------------    ---------------------------------------
-------------------------------------    ---------------------------------------


/s/ Paula J. Shives
                                         Chairman of the Board and Chief
------------------------------------     Executive Officer
Paula J. Shives,                         (principal executive officer)
Attorney-in-fact for:
Joe R. Lee

/s/ Linda J. Dimopoulos
                                         Senior Vice President and Chief
------------------------------------     Financial Officer
Linda J. Dimopoulos                      (principal financial and accounting
                                         officer)


____________________________             Director
Julius Erving, II

/s/ Paula J. Shives
                                         Senior Vice President, General Counsel
------------------------------------     and Secretary
Paula J. Shives
Attorney-in-fact for:

Leonard L. Berry                         Director
Odie C. Donald                           Director
David H. Hughes                          Director
Cornelius McGillicuddy, III              Director
Richard E. Rivera                        Director
Michael D. Rose                          Director
Maria A. Sastre                          Director
Jack A. Smith                            Director
Blaine Sweatt, III                       Director
Rita P. Wilson                           Director

                                  EXHIBIT INDEX

     4.1 Articles of Incorporation (incorporated herein by reference to Exhibit 3(a) to our registration statement on Form 10 effective May 5, 1995).

     4.2 Bylaws (incorporated by reference to Exhibit 3(b) to our registration statement on Form 10 effective May 5, 1995).

     4.3 Rights Agreement dated as of May 28, 1995, as amended May 23, 1996, between Darden and Wells Fargo Bank Minnesota, National Association (formerly Norwest Bank Minnesota, N.A.) as amended May 23, 1996, assigned to Wachovia Bank, National Association (formerly known as First Union National Bank) as Rights Agent, as of September 29, 1997 (incorporated by reference to Exhibit 4(a) to our annual report on Form 10-K for the fiscal year ended May 31, 1998).

     4.4 Indenture dated as of January 1, 1996, between Darden and Wells Fargo Bank Minnesota, National Association (formerly Norwest Bank Minnesota, N.A.), as trustee (incorporated by reference to our current report on Form 8-K filed on February 9, 1996).

     4.5 Darden Restaurants, Inc. 2002 Stock Incentive Plan (incorporated by reference to Exhibit 10(a) in our quarterly report on Form 10-Q for the quarter ended February 23, 2003).

     5.1  Opinion of Counsel.

     23.1 Consent of Counsel (included in Exhibit 5.1).

     23.2 Consent of KPMG LLP.

     24.1 Power of Attorney.

                                                                     Exhibit 5.1

                                DARDEN RESTAURANTS
--------------------------------------------------------------------------------
Red Lobster(R)     The Olive Garden(R)    Bahama Breeze(R)       Smokey Bones(R)

Douglas E. Wentz
Senior Associate General Counsel

                                  June 19, 2003

Board of Directors
Darden Restaurants, Inc.
5900 Lake Ellenor Drive
Orlando, Florida  32809


Ladies and Gentlemen:

     I am Senior Associate General Counsel and Assistant Secretary of Darden Restaurants, Inc., a Florida corporation (the "Company"), and I have acted as counsel to the Company in connection with the Company's registration statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of (i) 8,550,000 shares of Common Stock, without par value (the "Common Stock") of Darden Restaurants, Inc. ("Darden") and associated rights to purchase Units of Series A Participating Cumulative Preferred Stock ("Rights") and (ii) stock options to purchase shares of Common Stock (the "Stock Options") to be issued from time to time under the Darden Restaurants, Inc. 2002 Stock Incentive Plan (the "Plan").

     In rendering my opinions set forth below, I have examined such documents and reviewed such questions of law as I have deemed relevant or necessary as the basis for my opinions as set forth below.

     Based on the foregoing, I am of the opinion that the shares of Common Stock and related Rights and the Stock Options, when issued, delivered and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

     My opinion expressed above is limited to the laws of the State of Florida.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of my name under the caption "Interests of Named Experts and Counsel".

                                       Very truly yours,

                                       /s/ Douglas E. Wentz

                                       Douglas E. Wentz

5900 Lake Ellenor Drive - P.O. Box 593330 - Orlando, Florida 32859-3330 - (407) 245-5811 Fax: (407) 245-4844

                            E-mail: dwentz@darden.com

                                                                    Exhibit 23.2

KPMG
111 North Orange Avenue, Suite 1600
P.O. Box 3031
Orlando, FL 32802


                          Independent Auditors' Consent


The Board of Directors
Darden Restaurants, Inc.:


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Darden Restaurants, Inc. of our report dated June 18, 2002, with respect to the consolidated balance sheets of Darden Restaurants, Inc. and subsidiaries as of May 26, 2002, and May 27, 2001, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended May 26, 2002, which report appears in the May 26, 2002, annual report on Form 10-K of Darden Restaurants, Inc.

/s/ KPMG LLP

Orlando, FL
June 19, 2003

                                                                    Exhibit 24.1
                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe R. Lee, Linda J. Dimopoulos and Paula J. Shives, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Darden Restaurants, Inc. and any or all amendments (including post-effective amendments) thereto, relating to the Darden Restaurants, Inc. 2002 Stock Incentive Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute of substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been signed on this 19th day of June, 2003, by the following persons.



       /s/ Leonard L. Berry                               /s/ Richard E. Rivera
       ------------------------------------               ---------------------
       Leonard L. Berry                                   Richard E. Rivera



       /s/ Odie C. Donald                                 /s/ Michael D. Rose
       ------------------------------------               -------------------
       Odie C. Donald                                     Michael D. Rose



                                                          /s/ Maria A. Sastre
       ---------------------------                        -------------------
       Julius Erving, II                                  Maria A. Sastre




       /s/David H. Hughes                                 /s/ Jack A. Smith
       ------------------------------------               -----------------
       David H. Hughes                                    Jack A. Smith


       /s/ Joe R. Lee                                     /s/ Blaine Sweatt, III
       ------------------------------------               ----------------------
       Joe R. Lee                                         Blaine Sweatt, III



       /s/ Cornelius McGillicuddy, III                    /s/ Rita P. Wilson
       ------------------------------------               ------------------
       Cornelius McGillicuddy, III                        Rita P. Wilson